Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS Q4 SALES AND INCOME ABOVE GUIDANCE

Q4 INCOME OF $2.68 PER DILUTED SHARE

Q4 COMPARABLE STORE SALES INCREASE 3.1%

COMPANY PROVIDES INITIAL GUIDANCE FOR FISCAL 2019

COMPANY ANNOUNCES $50 MILLION SHARE REPURCHASE PROGRAM

Columbus, Ohio - March 8, 2019 - Big Lots, Inc. (NYSE: BIG) today reported income of $108.0 million, or $2.68 per diluted share, for the fourth quarter of fiscal 2018 ended February 2, 2019. This result exceeds our previously communicated guidance of income of $2.20 to $2.40 per diluted share, and compares favorably to adjusted income of $109.3 million, or $2.57 per diluted share (a reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release), for the fourth quarter of fiscal 2017. As a reminder, the fourth quarter of fiscal 2017 included an extra week of operations as compared to the fourth quarter of fiscal 2018 due to a shift in the retail calendar. We estimate the impact of the extra week was approximately $0.09 per diluted share in fiscal 2017.

Comparable store sales increased 3.1% for the fourth quarter of fiscal 2018, compared to our guidance of flat to an increase of 2%. Net sales for the fourth quarter of fiscal 2018 were $1,598.6 million compared to $1,640.6 million for the same period last year as our increase in comparable stores sales for the fourth quarter of fiscal 2018 was more than offset by a lower store count year-over-year and the extra week of operations in fiscal 2017.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “After a slow start to the quarter, we experienced meaningful sales acceleration in December and January driving Q4 sales and earnings above the high end of our guidance. Our holiday plans were well executed and led to broad based growth across the majority of our merchandise categories and a comp store sales increase in excess of 3% for the second consecutive quarter. Our merchandise category results were supplemented by continued strong performance in our store of the future remodel efforts and our marketing and stores’ focus on growth of our Rewards loyalty program.”

Mr. Thorn continued, “I am particularly proud of the team’s focus to deliver the all-important fourth quarter while also undertaking a strategic review of our competitive positioning and our opportunities for long-term, profitable sales growth. As mentioned on our December earnings call, we’ve engaged an industry leading consultative firm to help us take an outside in view of our business and there was significant progress and learnings achieved during the quarter. I look forward to sharing an update on this topic on our earnings call later this morning, and future updates in the months and quarters ahead.”

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FOURTH QUARTER HIGHLIGHTS

•	Income of $2.68 per diluted share compared to last year’s adjusted income of $2.57 per diluted share (non-GAAP), exceeding our previously communicated guidance of $2.20 to $2.40 per diluted share

•	Comparable store sales increase 3.1%, exceeding our previously communicated guidance of flat to +2%

	Earnings per Share

	Q4 2018	Q4 2017	FY 2018	FY 2017

Earnings per diluted share	$2.68	$2.46	$3.83	$4.38

Impact of CEO retirement (1)	—	—	$0.15	—

Impact of settlement of shareholder litigation matters (1)	—	—	$0.06	—

Impact of write down of deferred tax assets (1)	—	$0.11	—	$0.10

Impact of gain from insurance recoveries (1)	—	—	—	($0.04)

Earnings per diluted share - adjusted basis	$2.68	$2.57	$4.04	$4.45

(1) Non-GAAP detailed reconciliation provided in our statements below.

FISCAL 2018 HIGHLIGHTS

•	Adjusted income of $4.04 per diluted share (non-GAAP), compared to fiscal 2017 adjusted income of $4.45 per diluted share (non-GAAP)

•	Comparable store sales increase 1.2%

•	Returned $151 million of cash to shareholders in the form of dividends and share repurchases

FISCAL 2018

For fiscal 2018, income totaled $156.9 million, or $3.83 per diluted share. Excluding non-recurring expenses associated with the retirement of our former CEO and the settlement of shareholder litigation matters reported in the first quarter of fiscal 2018, adjusted income for the full year period ended February 2, 2019, totaled $165.6 million, or $4.04 per diluted share (non-GAAP), compared to adjusted income of $192.5 million, or $4.45 per diluted share (non-GAAP), for fiscal 2017.

Comparable store sales increased 1.2% for fiscal 2018. Net sales for fiscal 2018 were $5,238.1 million compared to $5,264.4 million with the decrease resulting from a lower store count year-over-year and the extra week of operations in fiscal 2017, partially offset by the 1.2% comparable store sales increase.

Inventory and Cash Management

Inventory ended fiscal 2018 at $970 million, compared to $873 million for fiscal 2017, with the increase largely attributed to the strategic decision to deliver certain imported merchandise earlier than normal to minimize the risk associated with potential, incremental tariff related costs. This growth was partially offset by a lower store count year-over-year.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

We ended fiscal 2018 with $46 million of Cash and Cash Equivalents and $374 million of borrowings under our credit facility compared to $51 million of Cash and Cash Equivalents and $200 million of borrowings under our credit facility as of the end of fiscal 2017.

Total Cash Returned To Shareholders

For fiscal 2018, we returned $151 million of cash to shareholders in the form of quarterly dividend payments totaling $51 million and share repurchases totaling $100 million.

FISCAL 2019 GUIDANCE

•	Forecasting fiscal 2019 adjusted income in the range of $3.55 to $3.75 per diluted share (non-GAAP) compared to fiscal 2018 adjusted income of $4.04 per diluted share (non-GAAP)

•	Forecasting comparable store sales to increase in the low single digit range

•	Forecasting cash flow (cash provided by operating activities less capital expenditures) of approximately $95 to $105 million

•	Forecasting cash returned to shareholders of approximately $100 million, including share repurchases and quarterly dividend payments

We estimate fiscal 2019 adjusted income will be in the range of $3.55 to $3.75 per diluted share (non-GAAP), compared to adjusted income of $4.04 per diluted share (non-GAAP) for fiscal 2018. This guidance is based on a comparable store sales increase in the low single digit range and a total sales increase in the low singles. We estimate this financial performance will result in cash flow of approximately $95 to $105 million.

On March 6, 2019, our Board of Directors approved a share repurchase program (“2019 Share Repurchase Program”) providing for the repurchase of up to $50 million of our common shares. The $50 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2019 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2019 Share Repurchase Program is eligible to begin on March 11, 2019 and will continue until exhausted.
As announced in a separate press release earlier today, on March 6, 2019, our Board of Directors declared a quarterly cash dividend for the first quarter of fiscal 2019 of $0.30 per common share. This dividend is payable on April 5, 2019, to shareholders of record as of the close of business on March 22, 2019.

Fiscal Q1 2019 Guidance

For the first quarter of fiscal 2019, we estimate adjusted income in the range of $0.65 to $0.75 per diluted share (non-GAAP) compared to last year’s adjusted income of $0.95 per diluted share. This guidance assumes a comparable store sales increase in the low single digit range.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

	Q1		Full Year

	2019 Guidance (1)	2018 (2)	2019 Guidance (1)	2018 (2)

Earnings per diluted share - adjusted	$0.65 - $0.75	0.95	$3.55 - $3.75	$4.04

(1) Excludes potential costs associated with strategy review and implementation.

(2) Non-GAAP detailed reconciliation provided below.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter of fiscal 2018 and provide commentary on our outlook for fiscal 2019. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, March 22, 2019. A replay of this call will also be available beginning today at 12:00 noon through March 22 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International) and entering Replay Passcode 8047456. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,401 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	FEBRUARY 2	FEBRUARY 3
	2019	2018
	(Unaudited)	(Recast)
ASSETS

Current assets:
Cash and cash equivalents	$46,034	$51,176
Inventories	969,561	872,790
Other current assets	112,408	98,007
Total current assets	1,128,003	1,021,973

Property and equipment - net	822,338	565,977

Deferred income taxes	8,633	13,986
Other assets	64,373	49,790
	$2,023,347	$1,651,726

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$396,903	$351,226
Property, payroll and other taxes	75,317	80,863
Accrued operating expenses	99,422	72,013
Insurance reserves	38,883	38,517
Accrued salaries and wages	26,798	39,321
Income taxes payable	1,237	7,668
Total current liabilities	638,560	589,608

Long-term obligations under bank credit facility	374,100	199,800

Deferred rent	60,700	58,246
Insurance reserves	54,507	55,015
Unrecognized tax benefits	14,189	14,929
Synthetic lease obligation	144,477	15,606
Other liabilities	43,773	48,935

Shareholders’ equity	693,041	669,587
	$2,023,347	$1,651,726

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		14 WEEKS ENDED
	FEBRUARY 2, 2019		FEBRUARY 3, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,598,551	100.0	$1,640,611	100.0
Gross margin	659,344	41.2	682,041	41.6
Selling and administrative expenses	476,893	29.8	484,556	29.5
Depreciation expense	34,034	2.1	29,604	1.8
Operating profit	148,417	9.3	167,881	10.2
Interest expense	(3,217)	(0.2)	(2,006)	(0.1)
Other income (expense)	(1,274)	(0.1)	389	0.0
Income before income taxes	143,926	9.0	166,264	10.1
Income tax expense	35,879	2.2	61,436	3.7
Net income	$108,047	6.8	$104,828	6.4

Earnings per common share
Basic	$2.70		$2.50
Diluted	$2.68		$2.46

Weighted average common shares outstanding
Basic	40,043		41,878
Dilutive effect of share-based awards	318		723
Diluted	40,361		42,601

Cash dividends declared per common share	$0.30		$0.25

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		53 WEEKS ENDED
	FEBRUARY 2, 2019		FEBRUARY 3, 2018
		%		%
	(Unaudited)		(Unaudited)

Net sales	$5,238,105	100.0	$5,264,362	100.0
Gross margin	2,121,895	40.5	2,142,442	40.7
Selling and administrative expenses	1,778,416	34.0	1,723,996	32.7
Depreciation expense	124,970	2.4	117,093	2.2
Operating profit	218,509	4.2	301,353	5.7
Interest expense	(10,338)	(0.2)	(6,711)	(0.1)
Other income (expense)	(558)	(0.0)	712	0.0
Income before income taxes	207,613	4.0	295,354	5.6
Income tax expense	50,719	1.0	105,522	2.0
Net income	$156,894	3.0	$189,832	3.6

Earnings per common share
Basic	$3.84		$4.43
Diluted	$3.83		$4.38

Weighted average common shares outstanding
Basic	40,809		42,818
Dilutive effect of share-based awards	153		482
Diluted	40,962		43,300

Cash dividends declared per common share	$1.20		$1.00

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	14 WEEKS ENDED
	FEBRUARY 2, 2019	FEBRUARY 3, 2018
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$193,640	$221,296

Net cash used in investing activities	(95,440)	(63,215)

Net cash used in financing activities	(114,104)	(164,917)

Decrease in cash and cash equivalents	(15,904)	(6,836)
Cash and cash equivalents:
Beginning of period	61,938	58,012
End of period	$46,034	$51,176

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	53 WEEKS ENDED
	FEBRUARY 2, 2019	FEBRUARY 3, 2018
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$234,060	$250,368

Net cash used in investing activities	(376,473)	(156,508)

Net cash provided by (used in) financing activities	137,271	(93,848)

(Decrease) increase in cash and cash equivalents	(5,142)	12
Cash and cash equivalents:
Beginning of period	51,176	51,164
End of period	$46,034	$51,176

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the full year 2018, the fourth quarter of 2017, the full year 2017, and the first quarter of 2018, (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

Full Year 2018 - Fifty-two weeks ended February 2, 2019

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,778,416	$(7,018)	$(3,500)	$1,767,898
Selling and administrative expense rate	34.0%	(0.1%)	(0.1%)	33.8%
Operating profit	218,509	7,018	3,500	229,027
Operating profit rate	4.2%	0.1%	0.1%	4.4%
Income tax expense	50,719	895	879	52,493
Effective income tax rate	24.4%	(0.4%)	(0.0%)	24.1%
Net income	156,894	6,123	2,621	165,638
Diluted earnings per share	$3.83	$0.15	$0.06	$4.04

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Fourth quarter of 2017 - Fourteen weeks ended February 3, 2018

	As Reported	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$484,556	$—	$484,556
Selling and administrative expense rate	29.5%	—	29.5%
Operating profit	167,881	—	167,881
Operating profit rate	10.2%	—	10.2%
Income tax expense	61,436	(4,517)	56,919
Effective income tax rate	37.0%	(2.7%)	34.2%
Net income	104,828	4,517	109,345
Diluted earnings per share	$2.46	$0.11	$2.57

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Full Year 2017 - Fifty-three weeks ended February 3, 2018

	As Reported	Adjustment to exclude gain on insurance recoveries	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,723,996	$3,000	$—	$1,726,996
Selling and administrative expense rate	32.7%	0.1%	—	32.8%
Operating profit	301,353	(3,000)	—	298,353
Operating profit rate	5.7%	(0.1%)	—	5.7%
Income tax expense	105,522	(1,149)	(4,517)	99,856
Effective income tax rate	35.7%	(0.0%)	(1.5%)	34.2%
Net income	189,832	(1,851)	4,517	192,498
Diluted earnings per share	$4.38	$(0.04)	$0.10	$4.45

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax); and (2) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

First quarter of 2018 - Thirteen weeks ended May 5, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$438,092	$(7,018)	$(3,500)	$427,574
Selling and administrative expense rate	34.6%	(0.6%)	(0.3%)	33.7%
Operating profit	45,337	7,018	3,500	55,855
Operating profit rate	3.6%	0.6%	0.3%	4.4%
Income tax expense	13,030	895	879	14,804
Effective income tax rate	29.4%	(2.1%)	(0.3%)	27.0%
Net income	31,239	6,123	2,621	39,983
Diluted earnings per share	$0.74	$0.15	$0.06	$0.95

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.